UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2016, Hampton Hotel Associates LLC, an affiliate of Sotherly Hotels Inc. (“Sotherly” or the “Company”), a Maryland corporation and the sole general partner of Sotherly Hotels LP, a Delaware limited partnership, entered into an agreement to sell the Crowne Plaza Hampton Marina located in Hampton, Virginia (the “Hotel”) to Marina Hotel, LLC (the “Buyer”) for a price of $5.65 million.  The obligations of the Buyer under the agreement are unconditionally guaranteed by Shamin Hotels, Inc. and Neil Amin, as guarantors.  The Company intends to use proceeds from the sale of the Hotel to repay the existing first mortgage on the Hotel and for general corporate purposes.

The closing of the sale is subject to various customary closing conditions, including the satisfactory completion of a diligence review of the Hotel, the accuracy of representations and warranties through closing, and conditions related to the operation and maintenance of the Hotel.

For clarification, the Company previously disclosed a separate agreement (the “Prior Agreement”) to sell the Hotel in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2016.  The Prior Agreement terminated in accordance with its terms upon the buyer’s failure to perform under the Prior Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 12, 2016	SOTHERLY HOTELS INC.

	By:	/s/ David R. Folsom
David R. Folsom
President and Chief Operating Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ David R. Folsom
David R. Folsom
President and Chief Operating Officer